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                                                                     EXHIBIT 3.2
                                     BYLAWS
                                       OF
                               CNB HOLDINGS, INC.


                                   ARTICLE ONE


                                     OFFICES

         1.1 The corporation may have offices at such place or places (within or without the State of Georgia) permitted under state law and as the Board of Directors may from time to time determine or the business of the corporation may require or make desirable.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         2.1 All meetings of the shareholders shall be held at the principal offices of the corporation, or at such other place or places within or without the State of Georgia as may be fixed from time to time by the Board of Directors.

         2.2 An annual meeting of the shareholders shall be held each year on such date and at such time as the Board of Directors shall determine, at which time the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.3 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the President, and shall be called by the President or the Secretary when so directed by the Board of Directors, or at the request in writing of any two or more directors, or at the request in writing of shareholders holding not less than two-thirds (2/3) of the outstanding shares of the corporation entitled to vote in an election of directors. Any such written request shall be signed and dated and shall state the purpose or purposes of the proposed meeting.

         2.4 Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before such meeting.


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If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

         2.5 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

         2.6 At every meeting of the shareholders, including (but without limitation of the generality of the foregoing language) meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after 11 months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of two-thirds (2/3) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

         2.7 Any action required or permitted by the Articles of Incorporation or these bylaws to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and


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describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE THREE

                                    DIRECTORS

         3.1 Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         3.2 The Board of Directors of the corporation shall consist of not less than five nor more than 25 persons, with the exact number within such minimum and maximum list to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of the shareholders. Directors will be elected to three-year terms and staggered such that approximately one-third (1/3) of the directors seats are up for election each year. The Board of Directors may increase or decrease the number of directors by not more than three in any one year, so long as such increase or decrease does not place the number of directors at less than five, nor more than 25. Except as provided in Section 3.4 hereof, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of the shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve a staggered term of three years and shall serve until his successor shall have been elected and qualified.

         3.3 Directors shall be natural persons of the age of 21 or over. Each director shall own a qualifying equity interest of common or preferred stock of the national bank that is a subsidiary of the corporation or of the corporation with an aggregate par value, aggregate fair market value or aggregate shareholders' equity value of not less than One Thousand Dollars ($1,000), as of either (i) the date of purchase or (ii) the date on which the individual became a director, whichever value is greater. Any combination of common or preferred stock of the association or the corporation may be used.


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         3.4 If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the number of directors, or otherwise, the remaining directors shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum, and, if not theretofore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy.

         3.5 Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

         3.6 The Directors may elect a Chairman of the Board of Directors who shall have such duties and such authority as described in Section 6.5 of these bylaws.

         3.7 The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of the holders of two-thirds (2/3) of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated as incompetent by a court, if he is convicted of a felony, if he does not, within 60 days after his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, or if he fails to attend regular meetings of the Board of Directors for six consecutive meetings without having been excused by the Board of Directors.

         3.8 The Board of Directors of the corporation may appoint any individual as an honorary director, director emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed as honorary director, director emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.5, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.


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                                  ARTICLE FOUR

                                   COMMITTEES

         4.1 The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of five or more directors.

                  4.1.1 Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a director.

                  4.1.2 During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) amending the Articles of Incorporation or bylaws of the corporation; (ii) adopting a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

                  4.1.3 The Executive Committee shall meet from time to time on call of the Chairman of the Board, resident or of any three or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

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                  4.1.4 The Executive Committee shall act by majority vote of its members.

                  4.1.5 The Board of Directors, by resolution adopted in accordance with paragraph 4.1 of this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         4.2 The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three or more of the directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

         4.3 The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                  ARTICLE FIVE

                       MEETINGS OF THE BOARD OF DIRECTORS

         5.1 Each newly elected Board of Directors shall meet at the place and time which shall have been determined, in accordance with the provisions of these bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held next following the annual meeting of the shareholders at which the newly elected Board of Directors shall have been elected, or, if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting.

         5.2 Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

         5.3 Special meetings of the Board of Directors may be called by the President on not less than two days notice by mail, telegram, cablegram or personal delivery to each director and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two or more directors. Any such

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special meeting shall be held at such time and place (within or without the
State of Georgia) as shall be stated in the notice of meeting.

         5.4 No notice of any meeting of the Board of Directors need state the purposes thereof.

         5.5 At all meetings of the Board of Directors, the presence of a majority of the number of directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

         5.6 Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                   ARTICLE SIX

                                    OFFICERS

         6.1 The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the following officers: a Chairman, a President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary, including one or more Vice-Presidents (one of whom may be designated Executive Vice-President), one or more Assistant Vice-Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         6.2 Any person may hold any two or more offices. No officer needs to be a shareholder.

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         6.3 The salaries of the officers of the corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of Section 6.1 of these bylaws.

         6.4 Each officer of the corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officers may be removed by a majority vote of the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

                              Chairman of the Board

         6.5 The Chairman of the Board shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and shall perform such other duties as the Board of Directors may from time to time direct. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same.

                                    President

         6.6 The President shall be the chief executive officer of the corporation and shall have general control and supervision over the business affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. In the absence of the Chairman of the Board, the President shall call meetings of the shareholders, the Board of Directors and the Executive Committee to order and shall act as chairman of such meetings.

                                 Vice-Presidents

         6.7 The Vice-Presidents shall have the duty of managing the daily operation and activities of the corporation, of supervising its personnel and the profitable utilization of its facilities and equipment, and of assisting the President with operating his duties as chief executive officer. The Vice-Presidents shall perform such other duties and exercise such other powers as the Board of Directors shall request or delegate. Vice-Presidents may be designated Executive Vice-President with such additional duties as are prescribed by the Board of Directors. The


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Assistant Vice-Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, or the President.

                                    Secretary

         6.8 The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors, shall affix the seal to any instrument requiring it and by his signature attest tile seal or shall cause the signature of the Treasurer to attest the seal. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request perform his duties and exercise his powers and authority.

                                    Treasurer

         6.9 The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and in general, he shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, or the President.

         6.10 In case of the absence of any officers of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director.


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                                  ARTICLE SEVEN

                                    DIVIDENDS

         7.1 Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property only out of the unreserved and unrestricted retained earnings of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the next preceding fiscal year.

         7.2 Dividends may be declared by the Board of Directors and paid in the shares of the corporation out of any treasury shares that have been reacquired out of the capital funds of the corporation.

         7.3 Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of any retained earnings of the corporation; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend.

         7.4 A split or division of the issued shares of any class into a greater number of shares of the same class without increasing capital stock of the corporation shall not be construed to be a share dividend within the meaning of this Article.

                                  ARTICLE EIGHT

                                  CAPITAL STOCK

         8.1 The par value and the maximum number of shares of any class of the stock of the corporation shall be set forth from time to time in the Articles of Incorporation of the corporation.

         8.2 The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chairman, President and the Secretary or the Treasurer and shall be sealed with the seal of the corporation; provided, however, that where such


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certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer and such seal, may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

         8.3 The corporation shall keep a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, the names of the shareholders entitled to vote, with the addresses of and the number of shares held by each. Said record shall be presented at all meetings of the shareholders.

         8.4 Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 8.9 of these bylaws.

         8.5 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

         8.6 In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 50 days, and in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.


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         8.7 The corporation shall be entitled to treat the holder of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         8.8 The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

         8.9 Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE NINE

                                  MISCELLANEOUS

                               Fair Price Statute

         9.1 The provisions of the Georgia Business Corporation Code's (the "Code") Fair Price Statute (O.C.G.A. ss.ss. 14-2-1110 to 14-2-1113) shall apply to the corporation.

                          Business Combination Statute

         9.2 The provisions of the Code's Business Combination Statute (O.C.G.A. ss.ss. 14-2-1131 to 14-2-1133) shall apply to the corporation.

                               Inspection of Books

         9.3 The Board of Directors shall have power to determine which accounts and books of the corporation, if any, shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for


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the inspection of accounts and books which by law or by determination of the
Board of Directors shall be open to inspection, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

                                   Fiscal Year

         9.4 The corporation shall operate in accordance with the calendar year.

                                 Corporate Seal

         9.5 The corporate seal shall be in such form as the Board of Directors may from time to time determine.

         9.6 Such of the officers or employees of the corporation as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the corporation, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the corporation, execute or deliver any check, draft or other like instrument in favor of himself.

         9.7 All matters covered in these bylaws shall be subject to such restrictions as shall be imposed on this corporation by appropriate state and federal laws and regulations.

                                   ARTICLE TEN

                          NOTICES AND WAIVER OF NOTICE

         10.1 Except as otherwise specifically provided in these bylaws, whenever, under the provisions of these bylaws, notice is required to be given to any shareholder, director, officer, or committee member, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         10.2 When any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                 ARTICLE ELEVEN

                             REIMBURSEMENT OF SALARY

         11.1 Any payments made to an officer of the corporation, including, but not limited to salaries, commissions, interest, bonuses, rent, or reimbursement of expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense of the corporation by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer subject to the approval of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been received.

                                 ARTICLE TWELVE

                                   AMENDMENTS

         12.1 The Board of Directors shall have the express, exclusive and sole power to amend or repeal and adopt bylaws but any bylaws adopted by the Board of Directors may be amended or repealed, and new bylaws adopted by the affirmative vote of the holders of two-thirds (2/3) of the shares of capital stock of the corporation then issued, outstanding and entitled to vote on such matters. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed, by the Board of Directors.

         12.2 Action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

         12.3 A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place in the principal offices of the corporation, and shall be open to inspection by all shareholders during business hours. The directors may furnish a copy of the bylaws and all amendments thereto, to all shareholders, provided that all


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amendments and all directions by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.

                                ARTICLE THIRTEEN

                          INDEMNIFICATION AND INSURANCE

         13.1 The corporation shall have the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding") (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorneys' fees), judgments, settlements, penalties, fines and reasonable expenses incurred by him in connection with such action, suit or proceeding, if he (i) conducted himself in good faith and (ii) reasonably believed (A) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal action or proceeding, that he had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in this Section 13.1.

         13.2 The corporation may not indemnify a person under this ARTICLE THIRTEEN (i) in connection with a Proceeding by or in the right of the corporation by reason of the fact he is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity except for reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding if it is determined that such person has met the relevant standard of conduct under this ARTICLE THIRTEEN or (ii) in connection with any Proceeding for which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

         13.3 To the extent that a director, officer, emloyee or agent of the corporation has been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he was a director, officer, employee or agent of the corporation, he shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.

         13.4 Any indemnification under the above paragraphs (unless ordered by a court) shall be made by the corporation only as authorized thereunder, upon a determination for a specific Proceeding that indemnification of the director, officer, employee or agent is permissible under the circumstances because he has met the relevant standard of conduct set forth above. Such determination shall be made:

                  (a) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum); or

                  (b) if a quorum cannot be obtained under (a) of this Section, by a majority vote of the members of a committee consisting solely of two or more disinterested directors appointed by a vote under (a) of this Section; or

                  (c) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) of this Section, or, if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

                  (d) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

         13.5 The corporation may, before the final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is party to a Proceeding because he is a director, officer, employee or agent if he delivers to the corporation (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in Section 13.1 or (ii) a written undertaking to repay any funds advanced if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by these bylaws. Authorizations under this Section 13.5 shall be made:

                  (a)      By the Board of Directors:

                           (1) When there are two or more disinterested
                  directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such vote; or

                           (2) When there are fewer than two disinterested
                  directors, by the vote necessary for action by the Board in accordance with these bylaws, in which authorization directors who do not qualify as disinterested directors may participate; or

                  (b) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the Proceeding may not be voted on the authorization.

         13.6 The indemnification and advancement of expenses provided or granted pursuant to this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, contract or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, both as to action in an official capacity and as to action in another capacity while holding such office, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the Proceeding may not be voted on the authorization; provided, however, that the corporation shall not indemnify a director, officer, employee or agent under this Section for any liability incurred in a Proceeding in which such person is adjudged liable to the corporation or is subject to injunctive relief in favor of the corporation:

                  (a) For any appropriation, in violation of his duties, of any business opportunity of the corporation;

                  (b) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (c) For the types of liability set forth in Code Section 14-2-832; or

                  (d) For any transaction from which he received an improper personal benefit.

         13.7 The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE THIRTEEN shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         13.8 The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising out of his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liability under these bylaws.

         13.9 If any expenses or other amounts are paid by way of indemnification or as an advance, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to its shareholders of record with or before the notice of the next shareholders' meeting, specifying the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation.

         13.10 For purposes of this ARTICLE THIRTEEN, references to "the corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or is or was serving at the request of such merging or consolidating corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, shall stand in the same position under the provisions of this ARTICLE THIRTEEN with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.